UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

April 1, 2024

UPBOUND GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38047 (Commission File Number)	45-0491516 (IRS Employer Identification No.)

5501 Headquarters Drive

Plano, Texas 75024

(Address of principal executive offices and zip code)

(972) 801-1100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	UPBD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (d)

On April 5, 2024, Upbound Group, Inc. (“Upbound” or the “Company”) announced by press release that, effective April 1, 2024, Ms. Molly Langenstein has been appointed to the Upbound Board of Directors (the “Board”) as a new independent director. Ms. Langenstein has been appointed to the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. Ms. Langenstein will stand for election to the Board at the Company's 2024 annual meeting of stockholders with all current directors other than Ms. You.

Ms. Langenstein is a 30-year retail industry veteran with a proven track record of building multiple successful brands. Her experience and leadership include navigating the evolving digital landscape for consumers and delivering omni-channel experiences. Most recently, Ms. Langenstein served as the Chief Executive Officer and President and a member of the board of directors of Chico’s FAS (“Chico’s”), one of the leading fashion retailers in North America, until Chico’s was acquired by Sycamore Partners in January 2024. Ms. Langenstein joined Chico’s in August 2019 as the company’s President, Apparel Group. She transitioned to the role of CEO and President on June 24, 2020. Before joining Chico’s, she spent nearly three decades at Macy's, Inc., where she was promoted to numerous executive positions with increasing scope and responsibility, including General Business Manager, Ready-to-Wear at Macy's from 2017 to 2019. Prior to that, she served as Chief Private Brands Officer of Macy’s and Bloomingdale’s from 2015 to 2017. Ms. Langenstein served as Executive Vice President of Private Brands for Men’s and Children’s Wear at Macy’s Private Brands from 2013 to 2014. In 2012, she was named Executive Vice President, Group Merchandise Manager of Millennial at Macy’s. Ms. Langenstein received her Bachelor of Science degree in fashion merchandising from Kent State University. Ms. Langenstein has served on the Kent State University Advisory Board since 2017.

There are no related person transactions involving Ms. Langenstein in which Upbound is a participant requiring disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Ms. Langenstein will receive the following compensation for her services on the Board, as provided by Upbound’s current compensation program for its independent directors:

Element	Description	Amount
Annual Cash Retainer for Board and Committee Service	Payable to non-employee directors of the Board	$85,000
	Payable to members of the Compensation Committee	$10,500
	Payable to members of the Nominating and Corporate Governance Committee	$10,000
Annual Grant of Deferred Stock Units (“DSU”)	Annual equity award to each non-employee director in the form of DSUs pursuant to Upbound’s long-term incentive plan. Each DSU represents the right to receive one share of Upbound common stock. The award is fully vested upon grant and the shares covered by the award are issued upon the termination of the director’s service as a member of the Board. DSUs do not have voting rights.	Units valued at $145,000 (as of the grant date)
Optional DSU Deferral Awards	Ability to elect each year to defer all or some of the following year’s (1) cash retainers and (2) cash dividends payable on outstanding record date DSUs into additional DSUs. A company match of 25% is applied to deferred cash retainers and deferred cash dividends when calculating the DSUs.	Based on amount of any cash retainers and cash dividends deferred, plus 25% match
Cash Dividend Equivalents on DSUs	Unless deferred as described above, the number of DSUs held by a director as of each dividend record date are entitled to receive cash dividends, if and when declared by the Board, as if the DSUs were issued and outstanding shares of Upbound common stock.	Based on the number of DSUs held as of the dividend record date and the dividend per share

Upbound also announced that current director Ms. Jen You notified Upbound on April 1, 2024 that she will not stand for re-election to the Board at the end of her current term at the Company’s 2024 annual meeting of stockholders due to other professional commitments. Her resignation is not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(e)

On April 3, 2024, the Company and Mitchell E. Fadel, the Company’s Chief Executive Officer, entered into a letter agreement (the “Letter Agreement”) to support Mr. Fadel’s retention and, in recognition of his more than 30 years of service with the Company, specify the treatment of certain equity-based awards held by Mr. Fadel in the event his employment terminates.

The treatment described in the Letter Agreement will apply to each of Mr. Fadel’s equity-based awards (1) that is currently outstanding and that may be granted to him on or before March 31, 2025 and (2) with respect to which he has remained employed by the Company through the first anniversary of the applicable grant date for each such award referenced in clause (1) above (each, an “Applicable Equity Award”). This treatment will not apply to any equity-based awards that are granted to Mr. Fadel after March 31, 2025.

The Letter Agreement provides that, subject to Mr. Fadel’s continued employment through at least March 31, 2025, each Applicable Equity Award that is a (1) restricted stock unit will continue to vest as set forth in the applicable award agreement, (2) performance stock unit will continue to vest and remain subject to the attainment of performance objectives as set forth in the applicable award agreement and (3) stock option will remain exercisable through the remaining term of such stock option as set forth in the applicable award agreement, in each case following any termination of his employment from the Company other than a termination for Cause, as defined in the applicable award agreement, unless the applicable award agreement provides full accelerated vesting of the Applicable Equity Award for his termination event. This treatment of Applicable Equity Awards will also apply if Mr. Fadel becomes entitled to payments and benefits, including Mr. Fadel’s execution and delivery of a release of claims, in a termination without Cause under Section 8(a) of his Amended & Restated Employment Agreement effective as of April 16, 2019. Each Applicable Equity Award will otherwise remain subject to the terms and conditions of the plan and award agreement pursuant to which such Applicable Equity Award was granted.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Letter Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the election of Ms. Langenstein as a new Upbound Group director and upcoming departure of existing director Ms. You, as described under Item 5.02, is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference. This press release is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to liabilities under that Section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into Upbound’s filings under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Letter Agreement, dated April 3, 2024, between Upbound Group, Inc. and Mitchell E. Fadel
99.1	Press release announcing the election of Ms. Langenstein as a new Upbound Group, Inc. director and upcoming departure of existing director Ms. You
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPBOUND GROUP, INC.

Date:	April 5, 2024	By:	/s/ Bryan Pechersky
Bryan Pechersky
Executive Vice President, General Counsel and Secretary